Exhibit 99.1

Press release

Allarity Therapeutics Bolsters Its Board of Directors with Appointment of Prominent Clinical Researcher and Oncology Drug Developer,
David A. Roth, M.D.

Interim CEO James G. Cullem, J.D. and Co-Founder Thomas Jensen also joining the Board

Cambridge, MA, U.S.A. (July 11, 2022) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced the appointment of David A. Roth, M.D., as well as Company Interim CEO James G. Cullem, J.D., and Company Co-Founder and Senior Vice President of Investor Relations Thomas Jensen, as new members of its Board of Directors, effective July 7, 2022.

Dr. Roth will bring to Allarity deep experience and expertise in the development and commercialization of oncology therapeutics, including regulatory strategy. Dr. Duncan Moore, Ph.D. will continue to serve as the Board’s Chairman and as Chair of the Audit Committee. Ms. Gail Maderis will continue to serve as Chair of the Board’s Compensation Committee. Mr. Søren Gade Jensen will continue to serve as Chair of the Board’s Nominating & Governance Committee.

“We are very pleased to welcome Dr. Roth to Allarity’s Board of Directors, as his distinguished career as a clinician and researcher in oncology therapeutics, particularly with biomarker-directed targeted therapies, will be a tremendous asset to Allarity going forward,” said Dr. Duncan Moore, Allarity’s Chairman of the Board. “We look forward to his insights as we continue to refine our clinical strategy. In line with our recent leadership change, we are also pleased to formally welcome James G. Cullem and Thomas Jensen to our Board, as we continue to advance the Company’s mission.”

Dr. Roth, currently Chief Medical Officer (CMO) of Syros Pharmaceuticals, Inc. stated: “Having first-hand experience successfully developing several drugs in selected patient populations, I understand the clinical potential of Allarity’s novel drug-specific DRP® companion diagnostics to identify cancer patients who may respond to a specific drug. It’s a particularly compelling strategy that may address significant unmet medical need and I am excited to join the Board, to help Allarity realize the promise of personalized medicine.”

Dr. Roth brings more than 25 years of experience in corporate leadership positions in the biotechnology industry and academic clinical research, with a strong track record of successful oncology and hematology drug development, including in areas of biomarker-directed targeted therapies. Dr. Roth is currently the CMO at Syros Pharmaceuticals. Prior to serving in his current role at Syros, he was Executive Vice President and CMO of Infinity Pharmaceuticals and, previously, interim Co-head of Clinical Development and Vice President of Early Development at Pfizer in the Oncology Business Unit. Dr. Roth joined Pfizer from Wyeth, where he held the roles of Assistant Vice President of Clinical Research and Development and Global Therapeutic Area Director of Hematology. During his tenure in the industry, he contributed to the successful regulatory approval of several products in the hematologic malignancies including Bosulif®, Besponsa®, Daurismo®, and Copiktra®. He also led the early development of Ibrance®, a CDK 4/6 inhibitor, which was approved as a treatment for ER+, HER2-negative advanced breast cancer. Dr. Roth is an accomplished academic researcher and physician-scientist and was on the full-time faculty at Harvard Medical School and Beth Israel Deaconess Medical Center in the Division of Hematology/Oncology. He completed his fellowship in hematology and oncology at Tufts-New England Medical Center and his Internal Medicine residency at the New England Deaconess Hospital in Boston. He received his B.S. from the Massachusetts Institute of Technology and his M.D. from Harvard Medical School.

Allarity Therapeutics, Inc.    |     210 Broadway, #201    |    Cambridge, MA    |    U.S.A.    |    NASDAQ: ALLR    |     www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; and IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. for the treatment of second-line metastatic breast cancer and in Phase 2 development in Europe for the same indication. In addition, the Company has commercial interests in 2X-111, a liposomal formulation of doxorubicin ready for Phase 2 development in metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, which are being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

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Allarity Therapeutics, Inc.    |     210 Broadway, #201    |    Cambridge, MA    |    U.S.A.    |    NASDAQ: ALLR    |     www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements relating to the Company’s NDA submission for dovitinib and its PMA submission for the drug-specific DRP® companion diagnostic for dovitinib, any statements related to ongoing clinical trials for stenoparib for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

Thomas Jensen

SVP Investor Relations

investorrelations@allarity.com

Investor Relations:

Chuck Padala

LifeSci Advisors

+1 (646) 627-8390

chuck@lifesciadvisors.com

U.S. Media Contact:

Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc.    |     210 Broadway, #201    |    Cambridge, MA    |    U.S.A.    |    NASDAQ: ALLR    |     www.allarity.com